UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 6, 2013

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b) Departure of Named Executive Officer

On November 6, 2013 Haemonetics Corporation (the “Company”) and Michael Kelly agreed that Mr. Kelly would leave the Company effective December 31, 2013.  Mr. Kelly will continue in his current capacity as President, Global Markets until December 2, 2013 and will assist in transitioning his responsibilities until his departure.  The information provided in Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(b).

(e) Material Compensatory Plan

The Company and Mr. Kelly agreed that Mr. Kelly will continue in his current capacity as President, Global Markets until December 2, 2013 and will assist in transitioning his responsibilities until his departure on December 31, 2013. On his departure, Mr. Kelly will receive severance payments equal to 26 weeks of his current base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: November 6, 2013	By:	/s/ Christopher Lindop
Christopher Lindop, Vice President
and Chief Financial Officer